Filed pursuant to Rule 433(d)
Registration Statement No. 333-130694
Term Sheet

$1,357,193,000
Approximately

Morgan Stanley ABS Capital I Inc.
Series 2006-NC3

Mortgage Pass-Through Certificates

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412105001150/0000914121-05-001150.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
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Approximately $1,357,193,000
Morgan Stanley ABS Capital I Inc. Series 2006-NC3

Morgan Stanley ABS Capital I Inc.
Depositor

HomEq Servicing Corporation
Servicer

Transaction Highlights

Offered Classes	Description	Original Class Certificate Balance(4)	Expected Ratings (S&P / Fitch / Moody’s)	Avg Life to Call(1)/Mty(2)	Modified Duration To Call(1)(3) / Mty (2)(3)	Payment Window To Call(1) / Mty(2)	Initial Subordination Level	Benchmark
A-1	Floater	426,670,000	AAA/AAA/Aaa	***Not Offered Hereby***			20.25%	1 Mo. LIBOR
A-2a	Floater	340,600,000	AAA/AAA/Aaa	0.80 / 0.80	0.78 / 0.78	1 - 20 / 1 - 20	20.25%	1 Mo. LIBOR
A-2b	Floater	104,800,000	AAA/AAA/Aaa	2.00 / 2.00	1.89 / 1.89	20 - 29 / 20 - 29	20.25%	1 Mo. LIBOR
A-2c	Floater	149,625,000	AAA/AAA/Aaa	3.50 / 3.50	3.16 / 3.16	29 - 65 / 29 - 65	20.25%	1 Mo. LIBOR
A-2d	Floater	97,605,000	AAA/AAA/Aaa	6.87 / 8.39	5.70 / 6.60	65 - 89 / 65 - 200	20.25%	1 Mo. LIBOR
M-1	Floater	54,035,000	AA+/AA+/Aa1	5.05 / 5.59	4.34 / 4.66	42 - 89 / 42 - 167	16.40%	1 Mo. LIBOR
M-2	Floater	44,912,000	AA/AA/Aa2	5.00 / 5.52	4.30 / 4.61	40 - 89 / 40 - 159	13.20%	1 Mo. LIBOR
M-3	Floater	25,263,000	AA-/AA/Aa3	4.98 / 5.47	4.27 / 4.57	40 - 89 / 40 - 151	11.40%	1 Mo. LIBOR
M-4	Floater	22,456,000	A+/A+/A1	4.96 / 5.43	4.25 / 4.53	39 - 89 / 39 - 146	9.80%	1 Mo. LIBOR
M-5	Floater	21,754,000	A/A/A2	4.96 / 5.40	4.24 / 4.51	39 - 89 / 39 - 140	8.25%	1 Mo. LIBOR
M-6	Floater	20,351,000	A-/A-/A3	4.94 / 5.35	4.21 / 4.46	38 - 89 / 38 - 134	6.80%	1 Mo. LIBOR
B-1	Floater	18,947,000	BBB+/BBB+/Baa1	4.93 / 5.30	4.15 / 4.37	38 - 89 / 38 - 126	5.45%	1 Mo. LIBOR
B-2	Floater	16,140,000	BBB/BBB/Baa2	4.93 / 5.23	4.14 / 4.31	37 - 89 / 37 - 118	4.30%	1 Mo. LIBOR
B-3	Floater	14,035,000	BBB-/BBB-/Baa3	4.92 / 5.12	4.00 / 4.12	37 - 89 / 37 - 109	3.30%	1 Mo. LIBOR
Notes:
(1)	Certificates are priced to the 10% optional clean-up call.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Assumes pricing at par.
(4)	Bond sizes subject to a variance of plus or minus 5%.

Issuing Entity:	Morgan Stanley ABS Capital I Inc. Trust 2006-NC3.

Depositor:	Morgan Stanley ABS Capital I Inc.

Responsible Party:	NC Capital Corporation

Servicer:	HomEq Servicing Corporation

Swap Counterparty:	Morgan Stanley Capital Services Inc.

Trustee and Swap Administrator:	Deutsche Bank National Trust Company

Manager:	Morgan Stanley & Co. Incorporated

Rating Agencies:	Standard & Poor’s, Moody’s Investors Service and Fitch Ratings.

Offered Certificates:	The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates:	The Class A-1, A-2a, A-2b, A-2c and A-2d Certificates.

Group I Class A Certificates:	The Class A-1 Certificates.

Group II Class A Certificates:	The Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Class A Certificate Group:	The Group I Class A Certificates and Group II Class A Certificates, as applicable.

Expected Closing Date:	April 28, 2006 through DTC and Euroclear or Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:	April 1, 2006

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning May 25, 2006.

Final Scheduled Distribution Date:	For all Offered Certificates, the Distribution Date occurring in March 2036.

Minimum Denomination:	The Offered Certificates will be issued and available in denominations of $25,000 and integral multiples of $1 in excess of $25,000.

Due Period:
For any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:
The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:	The Trust will consist of approximately $1,403.5 million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:
Approximately $535.0 million of Mortgage Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:
Approximately $868.5 million of Mortgage Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:
•  Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
•  ARM Mortgage Loans: 28% CPR

Credit Enhancement:
The Offered Certificates are credit enhanced by:
1)  Net monthly excess cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
2)  3.30% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and
3)  Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Certificate Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:
The later to occur of:
(x)  The earlier of:
(a)  The Distribution Date occurring in May 2009; and
(b)  The Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and
(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 40.50%.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period’s Enhancement Percentage to the bond specified below:

Class A Certificates remain outstanding 39.50% of the Senior Enhancement Percentage

On and after Class A pays off 48.75% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

Months 25- 36	1.250% for the first month, plus an additional 1/12th of 1.600% for each month thereafter (e.g., 2.050% in Month 31)
Months 37- 48	2.850% for the first month, plus an additional 1/12th of 1.600% for each month thereafter (e.g., 3.650% in Month 43)
Months 49- 60	4.450% for the first month, plus an additional 1/12th of 1.350% for each month thereafter (e.g., 5.125% in Month 55)
Months 61- 72	5.800% for the first month, plus an additional 1/12th of 0.700% for each month thereafter (e.g., 6.150% in Month 67)
Months 73- 84	6.500% for the first month, plus an additional 1/12th of 0.050% for each month thereafter (e.g., 6.525% in Month 79)
Months 85- thereafter	6.550%

Initial Subordination Percentage:	Class A: 20.25% Class M-1: 16.40% Class M-2: 13.20% Class M-3: 11.40% Class M-4: 9.80% Class M-5: 8.25% Class M-6: 6.80% Class B-1: 5.45% Class B-2: 4.30% Class B-3: 3.30%

Optional Clean-up Call:	When the current aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:
For all Offered Certificates the coupon will increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Group I Class A Certificates Pass-Through Rate:
The Class A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates Pass-Through Rate:
The Class A-2a, A-2b, A-2c and A-2d Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:
The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:
The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:
The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:
The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:
The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:
The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:
The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:
The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:
The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:
For any Distribution Date, the weighted average of the interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:
For any Distribution Date, the weighted average of the interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate
For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Group I Class A Basis Risk Carry Forward Amount:
As to any Distribution Date, the supplemental interest amount for each of the Group I Class A Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;
(ii)  Any Group I Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the related Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis Risk Carry Forward Amount:
As to any Distribution Date, the supplemental interest amount for each of the Group II Class A Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;
(ii)  Any Group II Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the related Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates’ applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
(ii)  Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the Certificates’ applicable Pass-Through Rate (without regard to the WAC Cap).

Interest Distributions on Offered Certificates:
On each Distribution Date and after payments of servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)  The portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;
(ii)  The portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;
(iii)  To the Class M-1 Certificates, its Accrued Certificate Interest;
(iv)  To the Class M-2 Certificates, its Accrued Certificate Interest;
(v)  To the Class M-3 Certificates, its Accrued Certificate Interest;
(vi)  To the Class M-4 Certificates, its Accrued Certificate Interest;
(vii)  To the Class M-5 Certificates, its Accrued Certificate Interest;
(viii)  To the Class M-6 Certificates, its Accrued Certificate Interest;
(ix)  To the Class B-1 Certificates, its Accrued Certificate Interest;
(x)  To the Class B-2 Certificates, its Accrued Certificate Interest; and
(xi)  To the Class B-3 Certificates, its Accrued Certificate Interest.

Principal Distributions on Offered Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to cover any Net Swap Payments and any swap termination payment due to the Swap Counterparty; including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)  to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
(iii)  to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;
(iv)  to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;
(v)  to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;
(vi)  to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;
(vii)  to the Class M-5 Certificates, until the Class Certificate Balance has been reduced to zero;
(viii)  to the Class M-6 Certificates, until the Class Certificate Balance has been reduced to zero;
(ix)  to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;
(x)  to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and
(xi)  to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)  to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
(iii)  to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(iv)  to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(v)  to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vi)  to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vii)  to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(viii)  to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(ix)  to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(x)  to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
(xi)  to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

Class A Principal Allocation:
Except as described below, the Group II Class A Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2c Certificates has been reduced to zero.

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:	For a given Class of Certificates outstanding, a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Certificate Balance of that Class.

Swap Payment Priority:
All payments due under the swap agreement and any swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:
(i)  to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement;
(ii)  to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
(iii)  to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
(iv)  to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
(v)  to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
(vi)  concurrently, to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(vii)  sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(viii)  concurrently to the Class A Certificates, Class M Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
(ix)  sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
(x)  to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
(xi)  all remaining amounts to the holder of the Class X Certificates.

In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Trustee or any other person.

Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap Termination Payment:
As of any date, the lesser of (i) any payments received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)  to the Class M-1 Certificates, the unpaid interest shortfall amount;
(ii)  to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;
(iii)  to the Class M-2 Certificates, the unpaid interest shortfall amount;
(iv)  to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;
(v)  to the Class M-3 Certificates, the unpaid interest shortfall amount;
(vi)  to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;
(vii)  to the Class M-4 Certificates, the unpaid interest shortfall amount;
(viii)  to the Class M-4 Certificates, the allocated unreimbursed realized loss amount;
(ix)  to the Class M-5 Certificates, the unpaid interest shortfall amount;
(x)  to the Class M-5 Certificates, the allocated unreimbursed realized loss amount;
(xi)  to the Class M-6 Certificates, the unpaid interest shortfall amount;
(xii)  to the Class M-6 Certificates, the allocated unreimbursed realized loss amount;
(xiii)  to the Class B-1 Certificates, the unpaid interest shortfall amount;
(xiv)  to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;
(xv)  to the Class B-2 Certificates, the unpaid interest shortfall amount;
(xvi)  to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;
(xvii)  to the Class B-3 Certificates, the unpaid interest shortfall amount;
(xviii)  to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;
(xix)  concurrently, any Group I Class A Basis Risk Carry Forward Amount to the Group I Class A Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and
(xx)  sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance Amount:	For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:
For any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:	For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution Amount:
For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:	For any Distribution Date, means the excess, if any of (i) the overcollateralization and (ii) the required overcollateralization for such Distribution Date.

Class A Principal Allocation Percentage:
For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Group I Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-6 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Allocation of Losses:
If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under “—Swap Payment Priority”, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:	Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under “ERISA Considerations” in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS Capital I Inc. Trust 2006-NC3 transaction.

SMMEA Eligibility:	None of the Certificates will be SMMEA eligible.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412105001150/0000914121-05-001150.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-NC3 TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Weighted Average Life Sensitivity
To CALL

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.01	4.19	3.34	2.42	1.78	1.28	1.03
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	12/25/2008
	Window	1 - 179	1 - 151	1 - 121	1 - 89	1 - 69	1 - 55	1 - 32
A-2a	WAL (yrs)	1.61	1.35	1.08	0.80	0.64	0.52	0.43
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Window	1 - 41	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.14	3.44	2.73	2.00	1.57	1.27	1.06
	First Payment Date	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Expected Final Maturity	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Window	41 - 60	34 - 50	27 - 40	20 - 29	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.59	6.33	5.02	3.50	2.34	1.89	1.56
	First Payment Date	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Expected Final Maturity	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Window	60 - 132	50 - 111	40 - 88	29 - 65	22 - 35	18 - 28	15 - 23
A-2d	WAL (yrs)	13.91	11.71	9.36	6.87	5.14	2.98	2.26
	First Payment Date	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	12/25/2008
	Window	132 - 179	111 - 151	88 - 121	65 - 89	35 - 69	28 - 55	23 - 32
M-1	WAL (yrs)	9.85	8.26	6.58	5.05	4.65	4.58	3.52
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	10/25/2009	4/25/2010	11/25/2010	12/25/2008
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	42 - 89	48 - 69	55 - 55	32 - 45
M-2	WAL (yrs)	9.85	8.26	6.58	5.00	4.42	4.49	3.74
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	1/25/2010	7/25/2010	1/25/2010
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	40 - 89	45 - 69	51 - 55	45 - 45
M-3	WAL (yrs)	9.85	8.26	6.58	4.98	4.30	4.19	3.74
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	11/25/2009	3/25/2010	12/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	40 - 89	43 - 69	47 - 55	44 - 45
M-4	WAL (yrs)	9.85	8.26	6.58	4.96	4.24	4.02	3.61
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	10/25/2009	1/25/2010	10/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	39 - 89	42 - 69	45 - 55	42 - 45
M-5	WAL (yrs)	9.85	8.26	6.58	4.96	4.19	3.90	3.47
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	9/25/2009	11/25/2009	8/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	39 - 89	41 - 69	43 - 55	40 - 45
M-6	WAL (yrs)	9.85	8.26	6.58	4.94	4.15	3.81	3.35
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	8/25/2009	10/25/2009	6/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	38 - 89	40 - 69	42 - 55	38 - 45
B-1	WAL (yrs)	9.85	8.26	6.58	4.93	4.12	3.74	3.26
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	7/25/2009	8/25/2009	5/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	38 - 89	39 - 69	40 - 55	37 - 45
B-2	WAL (yrs)	9.85	8.26	6.58	4.93	4.10	3.68	3.19
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	4/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	37 - 89	38 - 69	39 - 55	36 - 45
B-3	WAL (yrs)	9.85	8.26	6.58	4.92	4.07	3.63	3.14
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	3/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	37 - 89	38 - 69	39 - 55	35 - 45

Weighted Average Life Sensitivity
To MATURITY

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.37	4.52	3.62	2.64	1.95	1.37	1.03
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	4/25/2034	12/25/2031	2/25/2028	12/25/2022	5/25/2019	11/25/2016	12/25/2008
	Window	1 - 336	1 - 308	1 - 262	1 - 200	1 - 157	1 - 127	1 - 32
A-2a	WAL (yrs)	1.61	1.35	1.08	0.80	0.64	0.52	0.43
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Window	1 - 41	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.14	3.44	2.73	2.00	1.57	1.27	1.06
	First Payment Date	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Expected Final Maturity	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Window	41 - 60	34 - 50	27 - 40	20 - 29	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.59	6.33	5.02	3.50	2.34	1.89	1.56
	First Payment Date	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Expected Final Maturity	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Window	60 - 132	50 - 111	40 - 88	29 - 65	22 - 35	18 - 28	15 - 23
A-2d	WAL (yrs)	16.50	14.09	11.36	8.39	6.33	3.62	2.26
	First Payment Date	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Expected Final Maturity	5/25/2034	1/25/2032	3/25/2028	12/25/2022	5/25/2019	11/25/2016	12/25/2008
	Window	132 - 337	111 - 309	88 - 263	65 - 200	35 - 157	28 - 127	23 - 32
M-1	WAL (yrs)	10.78	9.10	7.29	5.59	5.07	5.88	5.63
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	10/25/2009	4/25/2010	3/25/2011	12/25/2008
	Expected Final Maturity	8/25/2031	10/25/2028	11/25/2024	3/25/2020	2/25/2017	1/25/2015	12/25/2014
	Window	57 - 304	47 - 270	37 - 223	42 - 167	48 - 130	59 - 105	32 - 104
M-2	WAL (yrs)	10.76	9.07	7.26	5.52	4.82	4.88	4.63
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	1/25/2010	7/25/2010	4/25/2010
	Expected Final Maturity	11/25/2030	11/25/2027	1/25/2024	7/25/2019	8/25/2016	8/25/2014	2/25/2013
	Window	57 - 295	47 - 259	37 - 213	40 - 159	45 - 124	51 - 100	48 - 82
M-3	WAL (yrs)	10.73	9.04	7.23	5.47	4.68	4.51	4.10
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	11/25/2009	3/25/2010	12/25/2009
	Expected Final Maturity	12/25/2029	12/25/2026	3/25/2023	11/25/2018	2/25/2016	3/25/2014	10/25/2012
	Window	57 - 284	47 - 248	37 - 203	40 - 151	43 - 118	47 - 95	44 - 78
M-4	WAL (yrs)	10.70	9.02	7.21	5.43	4.61	4.33	3.87
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	10/25/2009	1/25/2010	10/25/2009
	Expected Final Maturity	4/25/2029	4/25/2026	8/25/2022	6/25/2018	9/25/2015	11/25/2013	7/25/2012
	Window	57 - 276	47 - 240	37 - 196	39 - 146	42 - 113	45 - 91	42 - 75
M-5	WAL (yrs)	10.66	8.98	7.17	5.40	4.54	4.19	3.71
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	9/25/2009	11/25/2009	8/25/2009
	Expected Final Maturity	8/25/2028	8/25/2025	1/25/2022	12/25/2017	5/25/2015	8/25/2013	4/25/2012
	Window	57 - 268	47 - 232	37 - 189	39 - 140	41 - 109	43 - 88	40 - 72
M-6	WAL (yrs)	10.60	8.92	7.13	5.35	4.47	4.08	3.57
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	8/25/2009	10/25/2009	6/25/2009
	Expected Final Maturity	10/25/2027	10/25/2024	4/25/2021	6/25/2017	12/25/2014	4/25/2013	1/25/2012
	Window	57 - 258	47 - 222	37 - 180	38 - 134	40 - 104	42 - 84	38 - 69
B-1	WAL (yrs)	10.53	8.85	7.07	5.30	4.40	3.97	3.46
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	7/25/2009	8/25/2009	5/25/2009
	Expected Final Maturity	10/25/2026	11/25/2023	7/25/2020	10/25/2016	6/25/2014	11/25/2012	9/25/2011
	Window	57 - 246	47 - 211	37 - 171	38 - 126	39 - 98	40 - 79	37 - 65
B-2	WAL (yrs)	10.41	8.75	6.98	5.23	4.33	3.87	3.35
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	4/25/2009
	Expected Final Maturity	8/25/2025	10/25/2022	8/25/2019	2/25/2016	12/25/2013	6/25/2012	5/25/2011
	Window	57 - 232	47 - 198	37 - 160	37 - 118	38 - 92	39 - 74	36 - 61
B-3	WAL (yrs)	10.25	8.60	6.86	5.12	4.23	3.76	3.25
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	3/25/2009
	Expected Final Maturity	5/25/2024	8/25/2021	8/25/2018	5/25/2015	5/25/2013	12/25/2011	12/25/2010
	Window	57 - 217	47 - 184	37 - 148	37 - 109	38 - 85	39 - 68	35 - 56

CPR Sensitivity
To CALL

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.29	2.55	2.01
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	1 - 120	1 - 94	1 - 77
A-2a	WAL (yrs)	1.03	0.81	0.66
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	7/25/2008	1/25/2008	9/25/2007
	Window	1 - 27	1 - 21	1 - 17
A-2b	WAL (yrs)	2.68	2.09	1.70
	First Payment Date	7/25/2008	1/25/2008	9/25/2007
	Expected Final Maturity	7/25/2009	10/25/2008	4/25/2008
	Window	27 - 39	21 - 30	17 - 24
A-2c	WAL (yrs)	4.97	3.77	2.74
	First Payment Date	7/25/2009	10/25/2008	4/25/2008
	Expected Final Maturity	8/25/2013	1/25/2012	12/25/2010
	Window	39 - 88	30 - 69	24 - 56
A-2d	WAL (yrs)	9.29	7.28	5.94
	First Payment Date	8/25/2013	1/25/2012	12/25/2010
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	88 - 120	69 - 94	56 - 77
M-1	WAL (yrs)	6.52	5.26	4.73
	First Payment Date	5/25/2009	9/25/2009	1/25/2010
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	41 - 94	45 - 77
M-2	WAL (yrs)	6.52	5.23	4.59
	First Payment Date	5/25/2009	8/25/2009	11/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	40 - 94	43 - 77
M-3	WAL (yrs)	6.52	5.21	4.53
	First Payment Date	5/25/2009	7/25/2009	10/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	39 - 94	42 - 77
M-4	WAL (yrs)	6.52	5.20	4.49
	First Payment Date	5/25/2009	7/25/2009	9/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	39 - 94	41 - 77
M-5	WAL (yrs)	6.52	5.19	4.46
	First Payment Date	5/25/2009	6/25/2009	8/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	38 - 94	40 - 77
M-6	WAL (yrs)	6.52	5.19	4.43
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	38 - 94	39 - 77
B-1	WAL (yrs)	6.52	5.19	4.42
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	38 - 94	39 - 77
B-2	WAL (yrs)	6.52	5.17	4.39
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	37 - 94	38 - 77
B-3	WAL (yrs)	6.52	5.17	4.39
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	37 - 94	38 - 77

CPR Sensitivity
To MATURITY

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.57	2.78	2.19
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	1/25/2028	10/25/2023	9/25/2020
	Window	1 - 261	1 - 210	1 - 173
A-2a	WAL (yrs)	1.03	0.81	0.66
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	7/25/2008	1/25/2008	9/25/2007
	Window	1 - 27	1 - 21	1 - 17
A-2b	WAL (yrs)	2.68	2.09	1.70
	First Payment Date	7/25/2008	1/25/2008	9/25/2007
	Expected Final Maturity	7/25/2009	10/25/2008	4/25/2008
	Window	27 - 39	21 - 30	17 - 24
A-2c	WAL (yrs)	4.97	3.77	2.74
	First Payment Date	7/25/2009	10/25/2008	4/25/2008
	Expected Final Maturity	8/25/2013	1/25/2012	12/25/2010
	Window	39 - 88	30 - 69	24 - 56
A-2d	WAL (yrs)	11.30	8.91	7.26
	First Payment Date	8/25/2013	1/25/2012	12/25/2010
	Expected Final Maturity	2/25/2028	11/25/2023	9/25/2020
	Window	88 - 262	69 - 211	56 - 173
M-1	WAL (yrs)	7.23	5.83	5.20
	First Payment Date	5/25/2009	9/25/2009	1/25/2010
	Expected Final Maturity	10/25/2024	1/25/2021	5/25/2018
	Window	37 - 222	41 - 177	45 - 145
M-2	WAL (yrs)	7.20	5.78	5.04
	First Payment Date	5/25/2009	8/25/2009	11/25/2009
	Expected Final Maturity	12/25/2023	5/25/2020	10/25/2017
	Window	37 - 212	40 - 169	43 - 138
M-3	WAL (yrs)	7.18	5.74	4.95
	First Payment Date	5/25/2009	7/25/2009	10/25/2009
	Expected Final Maturity	2/25/2023	8/25/2019	3/25/2017
	Window	37 - 202	39 - 160	42 - 131
M-4	WAL (yrs)	7.15	5.71	4.90
	First Payment Date	5/25/2009	7/25/2009	9/25/2009
	Expected Final Maturity	7/25/2022	2/25/2019	10/25/2016
	Window	37 - 195	39 - 154	41 - 126
M-5	WAL (yrs)	7.12	5.67	4.84
	First Payment Date	5/25/2009	6/25/2009	8/25/2009
	Expected Final Maturity	12/25/2021	9/25/2018	5/25/2016
	Window	37 - 188	38 - 149	40 - 121
M-6	WAL (yrs)	7.07	5.63	4.79
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	3/25/2021	2/25/2018	12/25/2015
	Window	37 - 179	38 - 142	39 - 116
B-1	WAL (yrs)	7.01	5.58	4.73
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	6/25/2020	6/25/2017	5/25/2015
	Window	37 - 170	38 - 134	39 - 109
B-2	WAL (yrs)	6.92	5.50	4.65
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	7/25/2019	9/25/2016	10/25/2014
	Window	37 - 159	37 - 125	38 - 102
B-3	WAL (yrs)	6.80	5.40	4.57
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	7/25/2018	12/25/2015	2/25/2014
	Window	37 - 147	37 - 116	38 - 94

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-
1	20.16	20.07	20.12	20.18	20.27
2	20.16	20.07	20.12	20.18	20.27
3	20.16	20.07	20.12	20.18	20.27
4	20.16	20.07	20.12	20.18	20.27
5	20.16	20.07	20.12	20.18	20.27
6	20.16	20.07	20.12	20.18	20.27
7	20.16	20.07	20.12	20.18	20.27
8	20.16	20.07	20.12	20.18	20.27
9	20.16	20.07	20.12	20.18	20.27
10	20.16	20.07	20.12	20.18	20.27
11	20.16	20.07	20.12	20.18	20.27
12	20.16	20.07	20.12	20.18	20.27
13	20.16	20.07	20.12	20.18	20.27
14	20.16	20.07	20.12	20.12	20.12
15	20.13	20.07	20.07	20.07	20.07
16	19.84	19.78	19.78	19.78	19.78
17	19.68	19.62	19.62	19.62	19.62
18	19.65	19.60	19.60	19.60	19.60
19	19.37	19.31	19.31	19.31	19.31
20	19.36	19.30	19.30	19.30	19.30
21	19.05	-	18.99	18.99	18.99
22	13.70	-	13.62	13.62	13.62
23	14.18	-	14.10	14.10	14.10
24	13.65	-	13.57	13.57	13.57
25	13.88	-	13.80	13.80	13.80
26	13.61	-	13.53	13.53	13.53
27	13.86	-	13.78	13.78	13.78
28	14.49	-	14.40	14.40	14.40
29	14.49	-	14.39	14.39	14.39
30	14.77	-	-	14.68	14.68
31	14.49	-	-	14.39	14.39
32	14.78	-	-	14.69	14.69
33	13.37	-	-	13.30	13.30
34	14.21	-	-	14.12	14.12
35	15.41	-	-	15.31	15.31
36	14.33	-	-	14.23	14.23
37	62.20	-	-	62.11	62.11
38	17.89	-	-	17.80	17.80
39	18.44	-	-	18.37	18.37
40	18.72	-	-	18.63	18.63
41	18.56	-	-	18.47	18.47
42	18.90	-	-	18.82	18.82
43	18.25	-	-	18.16	18.16
44	18.59	-	-	18.50	18.50
45	18.22	-	-	18.15	18.15
46	18.81	-	-	18.73	18.73
47	20.45	-	-	20.37	20.37
48	18.75	-	-	18.67	18.67
49	19.24	-	-	19.16	19.16
50	18.69	-	-	18.62	18.62
51	19.41	-	-	19.35	19.35
52	18.88	-	-	18.83	18.83
53	18.85	-	-	18.80	18.80
54	19.35	-	-	19.30	19.30
55	18.80	-	-	18.74	18.74
56	17.14	-	-	17.09	17.09
57	16.73	-	-	16.69	16.69
58	16.75	-	-	16.71	16.71
59	18.53	-	-	18.49	18.49
60	16.73	-	-	16.69	16.69
61	17.28	-	-	17.24	17.24
62	16.72	-	-	16.68	16.68
63	17.26	-	-	17.23	17.23
64	16.70	-	-	16.66	16.66
65	16.69	-	-	16.66	16.66
66	17.24	-	-	-	17.20
67	16.68	-	-	-	16.64
68	17.23	-	-	-	17.19
69	16.66	-	-	-	16.63
70	16.66	-	-	-	16.62
71	17.80	-	-	-	17.76
72	16.64	-	-	-	16.61
73	17.19	-	-	-	17.15
74	16.63	-	-	-	16.59
75	17.17	-	-	-	17.14
76	16.61	-	-	-	16.58
77	16.60	-	-	-	16.57
78	17.15	-	-	-	17.12
79	16.59	-	-	-	16.56
80	17.13	-	-	-	17.10
81	16.57	-	-	-	16.54
82	16.57	-	-	-	16.54
83	18.33	-	-	-	18.30
84	16.55	-	-	-	16.52
85	17.10	-	-	-	17.06
86	16.54	-	-	-	16.51
87	17.08	-	-	-	17.05
88	16.52	-	-	-	16.49
89	16.51	-	-	-	16.49
90	17.06	-	-	-	17.03
91	16.50	-	-	-	16.47
92	17.04	-	-	-	17.01
93	16.49	-	-	-	16.46
94	16.48	-	-	-	16.45
95	18.24	-	-	-	18.21
96	16.46	-	-	-	16.44
97	17.01	-	-	-	16.98
98	16.45	-	-	-	16.42
99	16.96	-	-	-	16.94
100	13.09	-	-	-	13.07
101	13.12	-	-	-	13.10
102	13.59	-	-	-	13.56
103	13.18	-	-	-	13.15
104	13.65	-	-	-	13.62
105	13.24	-	-	-	13.22
106	13.27	-	-	-	13.25
107	14.73	-	-	-	14.70
108	13.34	-	-	-	13.32
109	13.82	-	-	-	13.80
110	13.41	-	-	-	13.39
111	13.90	-	-	-	13.87
112	13.49	-	-	-	13.46
113	13.53	-	-	-	13.50
114	14.02	-	-	-	14.00
115	13.61	-	-	-	13.59
116	14.11	-	-	-	14.09
117	13.70	-	-	-	13.68
118	13.74	-	-	-	13.72
119	14.74	-	-	-	14.72
120	13.84	-	-	-	13.82
121	14.35	-	-	-	14.33
122	13.94	-	-	-	13.92
123	14.46	-	-	-	14.44
124	14.05	-	-	-	14.03
125	14.11	-	-	-	14.09
126	14.64	-	-	-	14.62
127	14.23	-	-	-	14.21
128	14.76	-	-	-	14.75
129	14.35	-	-	-	14.33
130	14.42	-	-	-	14.40
131	16.04	-	-	-	16.02
132	14.55	-	-	-	14.54
133	15.11	-	-	-	15.10
134	14.70	-	-	-	14.68
135	15.27	-	-	-	15.25
136	14.85	-	-	-	14.84
137	14.93	-	-	-	14.92
138	15.52	-	-	-	15.50
139	15.10	-	-	-	15.09
140	15.69	-	-	-	15.68
141	15.28	-	-	-	15.26
142	15.37	-	-	-	15.36
143	17.12	-	-	-	17.11
144	15.56	-	-	-	15.55
145	16.19	-	-	-	16.17
146	15.77	-	-	-	15.76
147	16.40	-	-	-	16.39
148	15.99	-	-	-	15.97
149	16.10	-	-	-	16.09
150	16.75	-	-	-	16.74
151	16.33	-	-	-	16.32
152	17.00	-	-	-	16.99
153	16.58	-	-	-	16.57
154	16.71	-	-	-	16.70
155	18.65	-	-	-	18.64
156	16.98	-	-	-	16.97
157	17.70	-	-	-	17.68
158	17.27	-	-	-	17.26
159	18.00	-	-	-	17.99
160	17.57	-	-	-	17.56
161	17.73	-	-	-	17.72
162	18.49	-	-	-	18.48
163	18.06	-	-	-	18.05
164	18.84	-	-	-	18.83
165	18.41	-	-	-	18.40
166	18.59	-	-	-	18.58
167	20.07	-	-	-	20.06
168	18.97	-	-	-	18.96
169	19.89	-	-	-	19.88
170	19.61	-	-	-	19.60
171	20.66	-	-	-	20.66
172	20.41	-	-	-	20.41
173	20.86	-	-	-	20.85
174	22.05	-	-	-	22.05
175	21.86	-	-	-	21.86
176	23.17	-	-	-	23.16
177	23.03	-	-	-	23.03
178	23.70	-	-	-	23.69
179	27.03	-	-	-	27.03
180	25.20	-	-	-	25.20
181	26.94	-	-	-	26.93
182	27.02	-	-	-	27.02
183	29.02	-	-	-	29.02
184	29.27	-	-	-	29.26
185	30.59	-	-	-	30.59
186	33.16	-	-	-	33.16
187	33.79	-	-	-	33.79
188	36.94	-	-	-	36.93
189	38.01	-	-	-	38.00
190	40.66	-	-	-	40.65
191	48.49	-	-	-	48.49
192	47.58	-	-	-	47.58
193	53.98	-	-	-	53.97
194	58.08	-	-	-	58.08
195	67.83	-	-	-	67.83
196	75.81	-	-	-	75.81
197	90.18	-	-	-	90.18
198	115.81	-	-	-	115.81
199	149.42	-	-	-	149.42
200	235.06	-	-	-	235.06
201	717.03	-	-	-	717.03
202	-	-	-	-	-

(1)
Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)	Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-1 Cap (%)	M-5 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-	-	-	-	-
1	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
2	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
3	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
4	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
5	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
6	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
7	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
8	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
9	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
10	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
11	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
12	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
13	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
14	19.70	19.70	19.70	19.71	19.71	19.71	19.73	19.73	19.77
15	19.60	19.60	19.60	19.60	19.60	19.60	19.60	19.60	19.60
16	19.30	19.30	19.30	19.30	19.30	19.30	19.30	19.30	19.30
17	19.12	19.12	19.12	19.12	19.12	19.12	19.12	19.12	19.12
18	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06
19	18.77	18.77	18.77	18.77	18.77	18.77	18.77	18.77	18.77
20	18.72	18.72	18.72	18.72	18.72	18.72	18.72	18.72	18.72
21	18.41	18.41	18.41	18.41	18.41	18.41	18.41	18.41	18.41
22	12.95	12.95	12.95	12.95	12.95	12.95	12.95	12.95	12.95
23	13.35	13.35	13.35	13.35	13.35	13.35	13.35	13.35	13.35
24	12.84	12.84	12.84	12.84	12.84	12.84	12.84	12.84	12.84
25	13.01	13.01	13.01	13.01	13.01	13.01	13.01	13.01	13.01
26	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74
27	12.92	12.92	12.92	12.92	12.92	12.92	12.92	12.92	12.92
28	13.44	13.44	13.44	13.44	13.44	13.44	13.44	13.44	13.44
29	13.39	13.39	13.39	13.39	13.39	13.39	13.39	13.39	13.39
30	13.59	13.59	13.59	13.59	13.59	13.59	13.59	13.59	13.59
31	13.29	13.29	13.29	13.29	13.29	13.29	13.29	13.29	13.29
32	13.49	13.49	13.49	13.49	13.49	13.49	13.49	13.49	13.49
33	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05
34	12.69	12.69	12.69	12.69	12.69	12.69	12.69	12.69	12.69
35	13.64	13.64	13.64	13.64	13.64	13.64	13.64	13.64	13.64
36	12.65	12.65	12.65	12.65	12.65	12.65	12.65	12.65	12.65
37	12.93	12.93	12.93	12.93	12.93	12.93	12.93	12.93	12.93
38	12.55	12.55	12.55	12.55	12.55	12.55	12.55	12.55	12.55
39	13.05	13.05	13.05	13.05	13.05	13.05	13.05	13.05	13.05
40	13.53	13.53	13.53	13.53	13.53	13.53	13.53	13.53	13.53
41	13.50	13.50	13.50	13.50	13.50	13.50	13.50	13.50	13.50
42	13.81	13.81	13.81	13.81	13.81	13.81	13.81	13.81	13.81
43	13.45	13.45	13.45	13.45	13.45	13.45	13.45	13.45	13.45
44	13.76	13.76	13.76	13.76	13.76	13.76	13.76	13.76	13.76
45	13.61	13.61	13.61	13.61	13.61	13.61	13.61	13.61	13.61
46	14.13	14.13	14.13	14.13	14.13	14.13	14.13	14.13	14.13
47	15.28	15.28	15.28	15.28	15.28	15.28	15.28	15.28	15.28
48	14.08	14.08	14.08	14.08	14.08	14.08	14.08	14.08	14.08
49	14.41	14.41	14.41	14.41	14.41	14.41	14.41	14.41	14.41
50	14.02	14.02	14.02	14.02	14.02	14.02	14.02	14.02	14.02
51	14.57	14.57	14.57	14.57	14.57	14.57	14.57	14.57	14.57
52	14.20	14.20	14.20	14.20	14.20	14.20	14.20	14.20	14.20
53	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17
54	14.52	14.52	14.52	14.52	14.52	14.52	14.52	14.52	14.52
55	14.12	14.12	14.12	14.12	14.12	14.12	14.12	14.12	14.12
56	12.31	12.31	12.31	12.31	12.31	12.31	12.31	12.31	12.31
57	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04
58	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05
59	13.34	13.34	13.34	13.34	13.34	13.34	13.34	13.34	13.34
60	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04
61	12.43	12.43	12.43	12.43	12.43	12.43	12.43	12.43	12.43
62	12.03	12.03	12.03	12.03	12.03	12.03	12.03	12.03	12.03
63	12.42	12.42	12.42	12.42	12.42	12.42	12.42	12.42	12.42
64	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01
65	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01
66	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40
67	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99
68	12.39	12.39	12.39	12.39	12.39	12.39	12.39	12.39	12.39
69	11.98	11.98	11.98	11.98	11.98	11.98	11.98	11.98	11.98
70	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97
71	12.79	12.79	12.79	12.79	12.79	12.79	12.79	12.79	12.79
72	11.96	11.96	11.96	11.96	11.96	11.96	11.96	11.96	11.96
73	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35
74	11.95	11.95	11.95	11.95	11.95	11.95	11.95	11.95	11.95
75	12.34	12.34	12.34	12.34	12.34	12.34	12.34	12.34	12.34
76	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93
77	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93
78	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32
79	11.91	11.91	11.91	11.91	11.91	11.91	11.91	11.91	11.91
80	12.30	12.30	12.30	12.30	12.30	12.30	12.30	12.30	12.30
81	11.90	11.90	11.90	11.90	11.90	11.90	11.90	11.90	11.90
82	11.89	11.89	11.89	11.89	11.89	11.89	11.89	11.89	11.89
83	13.16	13.16	13.16	13.16	13.16	13.16	13.16	13.16	13.16
84	11.88	11.88	11.88	11.88	11.88	11.88	11.88	11.88	11.88
85	12.27	12.27	12.27	12.27	12.27	12.27	12.27	12.27	12.27
86	11.87	11.87	11.87	11.87	11.87	11.87	11.87	11.87	11.87
87	12.25	12.25	12.25	12.25	12.25	12.25	12.25	12.25	12.25
88	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85
89	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85
90	12.23	12.23	12.23	12.23	12.23	12.23	12.23	12.23	12.23
91	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83
92	12.22	12.22	12.22	12.22	12.22	12.22	12.22	12.22	12.22
93	11.82	11.82	11.82	11.82	11.82	11.82	11.82	11.82	11.82
94	11.81	11.81	11.81	11.81	11.81	11.81	11.81	11.81	11.81
95	13.07	13.07	13.07	13.07	13.07	13.07	13.07	13.07	13.07
96	11.80	11.80	11.80	11.80	11.80	11.80	11.80	11.80	11.80
97	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19
98	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79
99	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17
100	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77
101	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77
102	12.15	12.15	12.15	12.15	12.15	12.15	12.15	12.15	12.15
103	11.75	11.75	11.75	11.75	11.75	11.75	11.75	11.75	11.75
104	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14
105	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74
106	11.73	11.73	11.73	11.73	11.73	11.73	11.73	11.73	11.73
107	12.98	12.98	12.98	12.98	12.98	12.98	12.98	12.98	12.98
108	11.72	11.72	11.72	11.72	11.72	11.72	11.72	11.72	11.72
109	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10
110	11.71	11.71	11.71	11.71	11.71	11.71	11.71	11.71	11.71
111	12.09	12.09	12.09	12.09	12.09	12.09	12.09	12.09	-
112	11.69	11.69	11.69	11.69	11.69	11.69	11.69	11.69	-
113	11.69	11.69	11.69	11.69	11.69	11.69	11.69	11.69	-
114	12.07	12.07	12.07	12.07	12.07	12.07	12.07	12.07	-
115	11.67	11.67	11.67	11.67	11.67	11.67	11.67	11.67	-
116	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06	-
117	11.66	11.66	11.66	11.66	11.66	11.66	11.66	11.66	-
118	11.65	11.65	11.65	11.65	11.65	11.65	11.65	11.65	-
119	12.45	12.45	12.45	12.45	12.45	12.45	12.45	12.45	-
120	11.64	11.64	11.64	11.64	11.64	11.64	11.64	-	-
121	12.02	12.02	12.02	12.02	12.02	12.02	12.02	-	-
122	11.63	11.63	11.63	11.63	11.63	11.63	11.63	-	-
123	12.01	12.01	12.01	12.01	12.01	12.01	12.01	-	-
124	11.61	11.61	11.61	11.61	11.61	11.61	11.61	-	-
125	11.61	11.61	11.61	11.61	11.61	11.61	11.61	-	-
126	11.99	11.99	11.99	11.99	11.99	11.99	11.99	-	-
127	11.59	11.59	11.59	11.59	11.59	11.59	11.59	-	-
128	11.97	11.97	11.97	11.97	11.97	11.97	-	-	-
129	11.58	11.58	11.58	11.58	11.58	11.58	-	-	-
130	11.58	11.58	11.58	11.58	11.58	11.58	-	-	-
131	12.81	12.81	12.81	12.81	12.81	12.81	-	-	-
132	11.56	11.56	11.56	11.56	11.56	11.56	-	-	-
133	11.94	11.94	11.94	11.94	11.94	11.94	-	-	-
134	11.55	11.55	11.55	11.55	11.55	11.55	-	-	-
135	11.93	11.93	11.93	11.93	11.93	-	-	-	-
136	11.54	11.54	11.54	11.54	11.54	-	-	-	-
137	11.53	11.53	11.53	11.53	11.53	-	-	-	-
138	11.91	11.91	11.91	11.91	11.91	-	-	-	-
139	11.52	11.52	11.52	11.52	11.52	-	-	-	-
140	11.89	11.89	11.89	11.89	11.89	-	-	-	-
141	11.50	11.50	11.50	11.50	11.50	-	-	-	-
142	11.50	11.50	11.50	11.50	-	-	-	-	-
143	12.72	12.72	12.72	12.72	-	-	-	-	-
144	11.49	11.49	11.49	11.49	-	-	-	-	-
145	11.86	11.86	11.86	11.86	-	-	-	-	-
146	11.47	11.47	11.47	11.47	-	-	-	-	-
147	11.85	11.85	11.85	-	-	-	-	-	-
148	11.46	11.46	11.46	-	-	-	-	-	-
149	11.45	11.45	11.45	-	-	-	-	-	-
150	11.83	11.83	11.83	-	-	-	-	-	-
151	11.44	11.44	11.44	-	-	-	-	-	-
152	11.82	11.82	11.82	-	-	-	-	-	-
153	11.43	11.43	-	-	-	-	-	-	-
154	11.42	11.42	-	-	-	-	-	-	-
155	12.64	12.64	-	-	-	-	-	-	-
156	11.41	11.41	-	-	-	-	-	-	-
157	11.78	11.78	-	-	-	-	-	-	-
158	11.40	11.40	-	-	-	-	-	-	-
159	11.77	11.77	-	-	-	-	-	-	-
160	11.39	11.39	-	-	-	-	-	-	-
161	11.38	-	-	-	-	-	-	-	-
162	11.75	-	-	-	-	-	-	-	-
163	11.37	-	-	-	-	-	-	-	-
164	11.74	-	-	-	-	-	-	-	-
165	11.36	-	-	-	-	-	-	-	-
166	11.35	-	-	-	-	-	-	-	-
167	12.13	-	-	-	-	-	-	-	-
168	11.34	-	-	-	-	-	-	-	-
169	-	-	-	-	-	-	-	-	-

(1)
Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)	Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

Interest Rate Swap Schedule
Swap Rate: 5.15%

Period	Start Accrual	End Accrual	Swap Notional
1	4/28/2006	5/25/2006	1,347,374,723.56
2	5/25/2006	6/25/2006	1,296,689,575.94
3	6/25/2006	7/25/2006	1,248,042,764.70
4	7/25/2006	8/25/2006	1,200,878,835.92
5	8/25/2006	9/25/2006	1,155,122,556.98
6	9/25/2006	10/25/2006	1,110,705,265.94
7	10/25/2006	11/25/2006	1,067,564,656.47
8	11/25/2006	12/25/2006	1,025,644,548.45
9	12/25/2006	1/25/2007	984,894,643.50
10	1/25/2007	2/25/2007	945,270,264.88
11	2/25/2007	3/25/2007	906,732,081.79
12	3/25/2007	4/25/2007	869,245,817.89
13	4/25/2007	5/25/2007	832,782,257.89
14	5/25/2007	6/25/2007	797,677,943.28
15	6/25/2007	7/25/2007	764,065,045.23
16	7/25/2007	8/25/2007	731,879,736.19
17	8/25/2007	9/25/2007	701,060,938.10
18	9/25/2007	10/25/2007	671,550,203.28
19	10/25/2007	11/25/2007	643,291,607.32
20	11/25/2007	12/25/2007	616,231,619.08
21	12/25/2007	1/25/2008	588,409,495.19
22	1/25/2008	2/25/2008	248,504,462.64
23	2/25/2008	3/25/2008	238,935,239.78
24	3/25/2008	4/25/2008	229,737,984.47
25	4/25/2008	5/25/2008	220,898,073.19
26	5/25/2008	6/25/2008	212,401,467.13
27	6/25/2008	7/25/2008	204,234,684.59
28	7/25/2008	8/25/2008	196,384,778.91
29	8/25/2008	9/25/2008	188,838,658.00
30	9/25/2008	10/25/2008	181,585,101.79
31	10/25/2008	11/25/2008	174,612,642.24
32	11/25/2008	12/25/2008	167,743,332.22
33	12/25/2008	1/25/2009	109,410,208.40
34	1/25/2009	2/25/2009	99,869,077.26
35	2/25/2009	3/25/2009	96,402,964.66
36	3/25/2009	4/25/2009	93,055,570.66
37	4/25/2009	5/25/2009	89,822,889.19
38	5/25/2009	6/25/2009	86,701,046.92
39	6/25/2009	7/25/2009	83,686,298.65
40	7/25/2009	8/25/2009	80,774,864.20
41	8/25/2009	9/25/2009	77,963,396.62
42	9/25/2009	10/25/2009	75,248,532.77
43	10/25/2009	11/25/2009	72,627,000.29
44	11/25/2009	12/25/2009	70,095,635.78
45	12/25/2009	1/25/2010	67,651,381.24
46	1/25/2010	2/25/2010	65,291,249.61
47	2/25/2010	3/25/2010	63,012,410.74
48	3/25/2010	4/25/2010	60,812,109.52
49	4/25/2010	5/25/2010	58,687,676.12
50	5/25/2010	6/25/2010	56,636,530.04
51	6/25/2010	7/25/2010	54,656,177.12
52	7/25/2010	8/25/2010	52,744,206.69
53	8/25/2010	9/25/2010	50,898,289.01
54	9/25/2010	10/25/2010	49,116,172.43
55	10/25/2010	11/25/2010	47,395,680.85
56	11/25/2010	12/25/2010	-

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MORGAN STANLEY
2006 NC-3
All records
7,662 records
Balance: 1,403,515,337

Table of Contents

1. Summary Statistics
2. Originator
3. Product with IO term
4. Range of Gross Interest Rates (%)
5. Range of Cut-off Date Principal Balances ($)
6. Stated Original Term (months)
7. Range of Stated Remaining Terms (months)
8. Range of Combined Original LTV Ratios (%)
9. Range of Gross Margins (%)
10. Range of Minimum Mortgage Rates (%)
11. Range of Maximum Mortgage Rates (%)
12. Initial Periodic Cap (%)
13. Subsequent Periodic Cap (%)
14. Months to Next Rate Adjustment
15. Geographic Distribution of Mortgaged Properties
16. Occupancy
17. Property Type
18. Loan Purpose
19. Documentation Level
20. Credit Score
21. Prepayment Penalty Term
22. Lien Position
23. Interest Only Term

1. Summary Statistics

Number of Mortgage Loans: 7,662
Aggregate Principal Balance ($): 1,403,515,337
Weighted Average Current Mortgage Rate (%): 8.096
Non-Zero Weighted Average Margin (%): 6.114
Non-Zero Weighted Average Maximum Rate (%): 15.108
Weighted Average Stated Original Term (months): 358
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 80.57
% First Liens: 97.70
% Owner Occupied: 90.12
% Purchase: 38.84
% Full Doc: 56.22
Non-Zero Weighted Average Credit Score: 622

2. Originator

% of
Mortgage
Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Originator	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
NEW CENTURY	7,662	1,403,515,337	100.00	8.096	355	80.57	622
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

3. Product with IO term

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Product with IO term	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed - 10 Year	7	419,856	0.03	8.366	117	66.73	603
Fixed - 15 Year	86	8,673,132	0.62	7.936	177	68.46	611
Fixed - 20 Year	76	7,674,093	0.55	7.887	236	76.19	609
Fixed - 25 Year	8	809,258	0.06	7.673	297	83.95	595
Fixed - 30 Year	2,126	272,802,511	19.44	8.076	356	80.07	630
Balloon - 30/40	165	31,743,647	2.26	7.749	356	75.31	629
ARM - 2 Year/6 Month Balloon 30/40	950	216,916,445	15.46	8.459	357	80.96	607
ARM - 3 Year/6 Month Balloon 30/40	293	64,599,537	4.60	7.831	356	81.37	626
ARM - 2 Year/6 Month	2,326	395,194,227	28.16	8.605	357	80.32	606
ARM - 3 Year/6 Month	707	124,764,547	8.89	7.745	356	82.89	622
Interest Only ARM - 2 Year/6 Month - 24 mo. IO term	1	473,449	0.03	6.400	353	85.00	655
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	698	216,935,527	15.46	7.513	357	80.89	649
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	219	62,509,108	4.45	6.939	356	81.28	637
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

4. Range of Gross Interest Rates (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Gross Interest Rates (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
5.000 - 5.999	97	31,534,712	2.25	5.754	356	76.87	652
6.000 - 6.999	1,079	268,947,459	19.16	6.606	354	76.87	645
7.000 - 7.999	2,024	439,993,878	31.35	7.570	355	79.72	633
8.000 - 8.999	2,023	370,520,877	26.40	8.531	355	81.23	610
9.000 - 9.999	1,342	196,671,739	14.01	9.499	355	83.68	592
10.000 - 10.999	553	63,509,255	4.53	10.443	355	84.67	589
11.000 - 11.999	333	21,587,087	1.54	11.456	354	90.19	620
12.000 - 12.999	189	10,142,862	0.72	12.390	356	95.42	622
13.000 - 13.999	22	607,468	0.04	13.253	357	100.00	631
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Minimum: 5.500
Maximum: 13.600
Weighted Average: 8.096

5. Range of Cut-off Date Principal Balances ($)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Cut-off Date Principal Balances ($)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
1 - 25,000	161	3,289,970	0.23	11.155	354	99.55	651
25,001 - 50,000	322	12,362,842	0.88	10.875	347	90.81	632
50,001 - 75,000	954	59,551,394	4.24	9.449	349	82.46	603
75,001 - 100,000	1,018	88,978,308	6.34	8.745	350	80.69	607
100,001 - 125,000	804	90,683,825	6.46	8.494	353	79.44	605
125,001 - 150,000	720	98,931,196	7.05	8.265	354	78.97	609
150,001 - 175,000	566	91,577,888	6.52	8.185	353	79.70	605
175,001 - 200,000	497	93,515,972	6.66	8.177	355	78.77	610
200,001 - 225,000	387	82,390,119	5.87	8.073	356	79.30	615
225,001 - 250,000	328	78,002,774	5.56	8.120	356	79.22	617
250,001 - 275,000	318	83,281,148	5.93	7.746	355	79.61	623
275,001 - 300,000	280	80,547,837	5.74	7.731	355	79.23	621
300,001 - 325,000	245	76,673,614	5.46	7.777	357	80.42	626
325,001 - 350,000	186	62,880,935	4.48	7.755	357	80.89	628
350,001 - 375,000	151	54,767,084	3.90	7.718	356	81.96	639
375,001 - 400,000	150	58,196,767	4.15	7.845	355	80.00	631
400,001 - 425,000	118	48,825,726	3.48	7.804	357	82.50	641
425,001 - 450,000	97	42,494,122	3.03	7.845	357	83.22	639
450,001 - 475,000	60	27,690,284	1.97	7.603	356	81.16	639
475,001 - 500,000	81	39,517,759	2.82	7.888	356	82.78	638
500,001 - 750,000	208	120,351,778	8.58	7.538	357	82.37	649
750,001 - 1,000,000	11	9,003,994	0.64	8.318	357	82.54	646
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Minimum: 13,789
Maximum: 940,000
Average: 183,179

6. Stated Original Term (months)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Stated Original Term (months)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
120	7	419,856	0.03	8.366	117	66.73	603
180	86	8,673,132	0.62	7.936	177	68.46	611
240	76	7,674,093	0.55	7.887	236	76.19	609
300	8	809,258	0.06	7.673	297	83.95	595
360	7,485	1,385,938,998	98.75	8.098	357	80.67	622
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Minimum: 120
Maximum: 360
Weighted Average: 358

7. Range of Stated Remaining Terms (months)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Stated Remaining Terms (months)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
109 - 120	7	419,856	0.03	8.366	117	66.73	603
169 - 180	86	8,673,132	0.62	7.936	177	68.46	611
229 - 240	76	7,674,093	0.55	7.887	236	76.19	609
289 - 300	8	809,258	0.06	7.673	297	83.95	595
349 - 360	7,485	1,385,938,998	98.75	8.098	357	80.67	622
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Minimum: 117
Maximum: 358
Weighted Average: 355

8. Range of Combined Original LTV Ratios (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Combined Original LTV Ratios (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
<= 10.00	1	49,963	0.00	8.575	357	5.31	629
15.01 - 20.00	5	447,849	0.03	7.521	305	17.88	607
20.01 - 25.00	16	1,812,371	0.13	8.161	357	22.76	582
25.01 - 30.00	25	3,118,958	0.22	7.682	347	28.27	586
30.01 - 35.00	23	4,080,679	0.29	7.685	339	32.32	614
35.01 - 40.00	42	5,580,702	0.40	7.927	347	37.88	598
40.01 - 45.00	66	9,378,469	0.67	7.822	351	42.59	594
45.01 - 50.00	90	14,651,988	1.04	7.519	352	48.07	589
50.01 - 55.00	107	17,822,803	1.27	7.629	345	53.00	602
55.01 - 60.00	161	29,057,645	2.07	7.508	353	58.11	602
60.01 - 65.00	256	48,538,299	3.46	7.608	353	63.16	607
65.01 - 70.00	341	65,569,770	4.67	7.944	355	68.93	591
70.01 - 75.00	506	95,789,336	6.82	8.080	354	73.97	592
75.01 - 80.00	2,596	530,752,536	37.82	7.823	355	79.80	634
80.01 - 85.00	889	171,504,913	12.22	8.185	355	84.48	601
85.01 - 90.00	1,295	251,101,572	17.89	8.344	356	89.68	624
90.01 - 95.00	529	112,188,798	7.99	8.321	356	94.70	640
95.01 - 100.00	714	42,068,685	3.00	10.882	355	99.98	660
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Minimum: 5.31
Maximum: 100.00
Weighted Average: 80.57

9. Range of Gross Margins (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Gross Margins (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	2,468	322,122,497	22.95	8.035	348	79.19	629
3.501 - 4.000	3	503,992	0.04	7.039	354	85.36	655
4.501 - 5.000	17	3,546,609	0.25	7.402	355	80.03	637
5.001 - 5.500	6	1,070,440	0.08	8.558	356	82.26	630
5.501 - 6.000	2,718	561,015,104	39.97	7.729	357	81.66	621
6.001 - 6.500	2,102	453,283,202	32.30	8.445	357	81.16	625
6.501 - 7.000	173	33,948,763	2.42	9.036	357	76.72	572
7.001 - 7.500	172	27,476,787	1.96	9.483	357	69.40	564
7.501 - 8.000	3	547,943	0.04	7.285	357	80.00	618
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 3.800
Maximum: 8.000
Non-Zero Weighted Average: 6.114

10. Range of Minimum Mortgage Rates (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Minimum Mortgage Rates (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	2,468	322,122,497	22.95	8.035	348	79.19	629
5.001 - 5.500	22	7,417,705	0.53	5.500	356	71.93	650
5.501 - 6.000	74	23,949,706	1.71	5.832	356	78.84	648
6.001 - 6.500	213	60,789,401	4.33	6.320	356	77.08	648
6.501 - 7.000	444	115,774,696	8.25	6.820	356	78.60	643
7.001 - 7.500	558	132,629,421	9.45	7.306	357	80.16	636
7.501 - 8.000	920	213,386,112	15.20	7.796	357	81.27	632
8.001 - 8.500	696	140,906,011	10.04	8.293	357	80.70	614
8.501 - 9.000	844	166,074,197	11.83	8.783	357	82.12	606
9.001 - 9.500	503	83,453,909	5.95	9.276	357	83.24	593
9.501 - 10.000	498	79,611,564	5.67	9.770	357	84.20	588
10.001 -10.500	208	30,473,394	2.17	10.262	357	84.32	585
10.501 - 11.000	147	19,368,796	1.38	10.748	357	83.34	575
11.001 - 11.500	36	3,967,368	0.28	11.234	357	74.63	554
11.501 - 12.000	22	2,279,784	0.16	11.787	357	66.68	539
12.001 - 12.500	9	1,310,777	0.09	12.313	357	75.40	526
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 5.500
Maximum: 12.500
Non-Zero Weighted Average: 8.114

11. Range of Maximum Mortgage Rates (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Maximum Mortgage Rates (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	2,468	322,122,497	22.95	8.035	348	79.19	629
<= 12.500	24	7,970,806	0.57	5.511	356	72.76	651
12.501 - 13.000	79	24,414,631	1.74	5.879	356	78.72	646
13.001 - 13.500	213	60,826,257	4.33	6.322	356	77.10	648
13.501 - 14.000	447	116,460,583	8.30	6.832	356	78.67	643
14.001 - 14.500	562	133,181,514	9.49	7.310	357	80.18	636
14.501 - 15.000	914	212,337,691	15.13	7.799	357	81.27	632
15.001 - 15.500	692	140,447,549	10.01	8.295	357	80.68	614
15.501 - 16.000	847	166,305,602	11.85	8.788	357	82.10	606
16.001 - 16.500	507	84,395,520	6.01	9.288	357	83.35	594
16.501 - 17.000	492	78,804,350	5.61	9.770	357	84.22	588
17.001 - 17.500	203	29,321,613	2.09	10.266	357	84.04	583
17.501 - 18.000	147	19,368,796	1.38	10.748	357	83.34	575
18.001 - 18.500	37	4,103,716	0.29	11.266	357	74.64	552
18.501 - 19.000	22	2,279,784	0.16	11.787	357	66.68	539
19.001 - 19.500	8	1,174,429	0.08	12.326	357	75.44	528
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 11.600
Maximum: 19.500
Non-Zero Weighted Average: 15.108

12. Initial Periodic Cap (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	2,468	322,122,497	22.95	8.035	348	79.19	629
1	33	5,742,749	0.41	8.338	356	84.04	619
1.5	5,161	1,075,650,092	76.64	8.113	357	80.96	620
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.497

13. Subsequent Periodic Cap (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	2,468	322,122,497	22.95	8.035	348	79.19	629
1	33	5,742,749	0.41	8.338	356	84.04	619
1.5	5,161	1,075,650,092	76.64	8.113	357	80.96	620
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.497

14. Months to Next Rate Adjustment

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Months to Next Rate Adjustment	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	2,468	322,122,497	22.95	8.035	348	79.19	629
16	1	184,081	0.01	8.500	352	84.09	520
17	3	696,679	0.05	7.097	353	84.31	621
18	31	9,594,754	0.68	7.881	354	84.82	625
19	59	12,762,888	0.91	7.970	355	82.33	604
20	661	135,152,641	9.63	8.149	356	80.39	610
21	3,195	666,210,028	47.47	8.317	357	80.57	619
22	25	4,918,578	0.35	8.592	358	83.87	621
28	1	194,840	0.01	7.625	352	80.00	675
29	15	2,988,486	0.21	7.571	353	85.17	615
30	59	11,462,340	0.82	7.865	354	83.77	618
31	211	48,242,411	3.44	7.023	355	83.66	628
32	465	95,804,298	6.83	7.428	356	82.38	625
33	468	93,180,817	6.64	7.954	357	80.70	630
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 16
Maximum: 33
Non-Zero Weighted Average: 23

15. Geographic Distribution of Mortgaged Properties

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Geographic Distribution of Mortgaged Properties	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
California	1,768	499,907,685	35.62	7.741	356	78.45	633
Florida	858	133,812,745	9.53	8.413	355	78.99	611
New York	309	86,084,470	6.13	7.627	356	80.67	639
Texas	706	75,312,271	5.37	8.403	344	81.45	608
Arizona	277	46,241,987	3.29	8.165	355	81.17	620
New Jersey	179	44,492,844	3.17	8.304	355	82.03	624
Illinois	267	44,465,779	3.17	8.237	356	83.68	616
Maryland	148	32,256,572	2.30	8.046	356	79.66	601
Nevada	134	30,141,541	2.15	8.077	355	81.32	627
Michigan	279	29,241,151	2.08	8.738	356	84.45	603
Massachusetts	112	28,354,562	2.02	8.211	355	80.66	635
Washington	126	28,178,296	2.01	8.187	356	84.41	606
Georgia	197	25,671,791	1.83	8.523	356	84.17	610
Pennsylvania	232	25,645,074	1.83	8.425	353	83.98	612
Ohio	230	23,726,604	1.69	8.859	355	86.97	613
Other	1,840	249,981,965	17.81	8.390	354	82.23	611
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Number of States/District of Columbia Represented: 51

16. Occupancy

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Occupancy	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Primary	6,787	1,264,827,449	90.12	8.008	355	80.25	619
Investment	680	103,896,370	7.40	9.031	355	83.73	642
Second Home	195	34,791,518	2.48	8.484	357	82.73	669
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

17. Property Type

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Property Type	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Single Family Residence	5,914	1,050,309,004	74.83	8.087	354	80.29	618
Planned Unit Development	867	169,585,405	12.08	8.098	355	81.80	619
2-4 Family	390	94,499,516	6.73	8.113	355	80.99	652
Condo	491	89,121,413	6.35	8.176	356	81.07	636
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

18. Loan Purpose

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Loan Purpose	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Refinance - Cashout	3,860	735,003,045	52.37	7.977	354	77.88	607
Purchase	3,112	545,191,842	38.84	8.331	356	83.80	642
Refinance - Rate Term	690	123,320,450	8.79	7.763	353	82.30	618
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

19. Documentation Level

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Documentation Level	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Full	4,603	789,080,265	56.22	7.703	354	80.34	612
Stated Documentation	2,955	591,267,625	42.13	8.640	356	80.86	634
Limited	104	23,167,446	1.65	7.579	357	80.90	628
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

20. Credit Score

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Credit Score	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
500 - 524	444	65,270,913	4.65	9.407	355	73.31	512
525 - 549	478	70,602,800	5.03	8.994	355	75.99	537
550 - 574	924	151,587,187	10.80	8.645	353	77.93	562
575 - 599	1,076	188,935,379	13.46	8.158	355	79.20	588
600 - 624	1,416	264,971,338	18.88	7.914	355	81.61	612
625 - 649	1,348	247,728,821	17.65	7.897	355	82.32	637
650 - 674	957	197,209,358	14.05	7.741	354	82.26	661
675 - 699	482	98,850,174	7.04	7.695	356	82.85	686
700 - 724	251	54,576,155	3.89	7.898	355	82.22	711
725 - 749	155	32,991,113	2.35	7.803	357	82.73	736
750 - 774	87	20,494,998	1.46	7.628	357	81.75	762
775 - 799	38	8,694,709	0.62	7.336	357	81.36	784
800 +	6	1,602,391	0.11	7.602	357	78.57	806
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 500
Maximum: 813
Non-Zero Weighted Average: 622

21. Prepayment Penalty Term

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Prepayment Penalty Term	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
0	1,969	332,156,411	23.67	8.636	354	82.18	620
12	367	103,343,320	7.36	7.890	356	80.61	639
24	3,321	630,549,408	44.93	8.141	357	80.66	618
36	2,005	337,466,197	24.04	7.542	352	78.81	625
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 27

22. Lien Position

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
Lien	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Position	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
1st Lien	7,002	1,371,217,450	97.70	8.018	355	80.12	621
2nd Lien	660	32,297,887	2.30	11.389	355	99.77	661
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

23. Interest Only Term

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Interest Only Term	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
0	6,744	1,123,597,253	80.06	8.273	354	80.47	616
24	1	473,449	0.03	6.400	353	85.00	655
60	917	279,444,635	19.91	7.385	357	80.98	646
Total:	7,662	1,403,515,337	100.00	8.096	355	80.57	622

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